================================================================================


                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                        --------------------------------

                                    FORM 8-K


                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported): June 9, 2005


                              GENESIS ENERGY, L.P.
             (Exact name of registrant as specified in its charter)


         Delaware                          1-12295               76-0513049
(State or other jurisdiction of          (Commission         (I.R.S. Employer
 incorporation or organization)          File Number)       Identification No.)


   500 Dallas, Suite 2500, Houston, Texas                              77002
  (Address of principal executive offices)                          (Zip Code)


                          (713) 860-2500 (Registrant's
                     telephone number, including area code)



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

___ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

___ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240-14a-12)

___ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

___ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c)




================================================================================

Item 1.01.  Entry into a Material Definitive Agreement.

On June 9, 2005, Genesis Energy, Inc., (the "GP"), Genesis Energy, L.P. (the "MLP" or "We" or "Us"), and Genesis Crude Oil, L.P., (the "OLP") entered into a Contribution and Conveyance Agreement (the "Agreement"), attached as Exhibit
10.3 to this Form 8-K. The Agreement changes the technical procedures or processes by which we deliver incentive distributions to our general partner. It does not in any way change the amount or proportion of available cash that we allocate or distribute to our general partner or limited partners. As a result of the Agreement, the technical procedures or processes by which we make incentive distribution payments to our general partner is now the same as the technical procedures or processes used by substantially all other listed master limited partnerships.

Prior to entering into the Agreement, our partnership agreements provided a unique set of procedures by which we would deliver incentive distribution payments to our general partner. In general, under our prior procedures, our OLP effectively would make Incentive Compensation Payments (as defined in the Agreement) to our general partner. Now, we (not our OLP) would make cash incentive distributions directly to our general partner, in the same manner as most other listed master limited partnerships. Specifically, the Agreement a) converts the Incentive Compensation Payments of the OLP into Incentive Distribution Rights (as defined in the Agreement) in the OLP pursuant to the terms of the OLP Partnership Agreement; b) distributes the Incentive Distribution Rights in the OLP from the OLP to the GP; c) contributes the Incentive Distribution Rights in the OLP from the GP into us in exchange for Incentive Distribution Rights in us; and d) converts 190,077 GP Units (as defined in the Agreement) representing our general partner interest held by our general partner into a non-unitized general partner interest in us so that immediately following such conversion, our general partner will have an aggregate 2.0% unfractionated general partner interest in us and a .01% general partner interest in our OLP, and our GP Units shall cease to exist.

The transactions entered into pursuant to the Agreement and the amendments to the OLP Partnership Agreement, attached as Exhibit 10.2 to this Form 8-K, and MLP Partnership Agreement, attached as Exhibit 10.1 to this Form 8-K, to further the purposes of the Agreement were made for the purpose of making the specific provisions of the MLP Partnership Agreement and OLP Partnership Agreement consistent with the provisions found in the organizational documents of substantially all other listed master limited partnerships. We believe that the Agreement--which effectively simplifies and conforms to market our incentive payment distribution procedures--will facilitate our future capital raising efforts by making us easier to understand.

The GP determined that the amendments to the OLP Partnership Agreement and MLP Partnership Agreement would not materially adversely affect the MLP or our limited partners, and exercised its rights and powers to amend such Partnership Agreement without limited partner approval.

The Agreement and the amended and restated MLP and OLP partnership agreements are filed as exhibits to this Form 8-K.

Item 5.03.  Amendment to Articles of Incorporation or Bylaws.

The response provided to Item 1.01 in this Form 8-K in hereby incorporated by reference.

Item 9.01.  Financial Statements and Exhibits

     (a) Financial statements of businesses acquired.

            Not applicable.

     (b) Pro forma financial information.

            Not applicable.

     (c)  Exhibits

            The following materials are filed as exhibits to this Current Report on Form 8-K.

            Exhibits.

10.1 Fourth Amended and Restated Agreement of Limited Partnership of Genesis Energy, L.P.
10.2 Fourth Amended and Restated Agreement of Limited Partnership of Genesis Crude Oil, L.P.
10.3 Conversion and Contribution Agreement by and among Genesis Energy, L.P., Genesis Crude Oil, L.P. and Genesis Energy, Inc.



                                   SIGNATURES



     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                              GENESIS ENERGY, L.P.
                             (A Delaware Limited Partnership)

                              By: GENESIS ENERGY, INC., as
                                    General Partner


Date:  June 15, 2005          By:     /s/  ROSS A. BENAVIDES
                                 -----------------------------------------
                                  Ross A. Benavides
                                  Chief Financial Officer